SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): June 8, 2011

                               TARA MINERALS CORP.
                            -------------------------
                 (Name of Small Business Issuer in its charter)

         Nevada                       None                    20-5000381
------------------------     --------------------       -----------------------
(State of incorporation)    (Commission File No.)       (IRS Employer
                                                         Identification No.)

                                2162 Acorn Court
                                Wheaton, IL 60187
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          (Address of principal executive offices, including Zip Code)

      Registrant's telephone number, including area code: (630)-462-2079

                                       N/A
                        ---------------------------------
          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01   Other Events

     On September 13, 2010, Tara Gold Resources Corp. announced that it had entered into a tentative agreement with Tara Minerals Corp. which provided Tara Minerals would acquire all of the outstanding shares of Tara Gold by exchanging one share of Tara Mineral's common stock for two Tara Gold shares.

     Following Tara Gold's announcement, the law firm of Umeda Robbins used Tara Gold's public trading symbol to announce that it had commenced an investigation into the potential acquisition of Tara Gold by Tara Minerals in an effort to ensure fair value would be received by Tara Gold shareholders.

     On September 20, 2010 Chris Columbo filed a lawsuit in the District Court for Carson City Nevada, against Tara Gold, Tara Gold's officers and directors and Tara Minerals. The essence of the lawsuit was to obtain the fairest price for Tara Gold, whether from Tara Minerals or a third party. On October 25, 2010 the lawsuit against Tara Gold and other defendants was voluntarily dismissed.

     Following the dismissal of the lawsuit, the attorneys for Tara Gold contacted Mr. Columbo and learned that Mr. Columbo had not authorized the filing of the lawsuit against Tara Gold.

     Mr. Columbo supplied Tara Gold with an affidavit regarding his involvement with the lawsuit, a copy of which is attached as an exhibit to this report.

Item 9.01   Financial Statements and Exhibits

Exhibit #      Description
---------      -----------

  99           Affidavit of Chris J. Columbo

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   July 25, 2011                TARA MINERALS CORP.



                                     By:  /s/ Francis R. Biscan, Jr.
                                          ---------------------------
                                          Francis R. Biscan, Jr., President


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